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                                                               EXHIBIT (a)(1)(E)

                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)
                                       of

                         BARRETT RESOURCES CORPORATION
                                       at

                              $55.00 Net Per Share
                                       by

                            SRM ACQUISITION COMPANY,
                     an indirect wholly owned subsidiary of

                               SHELL OIL COMPANY

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON APRIL 6, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                  March 12, 2001

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated March 12, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by SRM Acquisition Company, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Shell Oil Company, a Delaware corporation ("Shell"), to purchase (1) shares of common stock, par value $.01 per share (the "shares"), of Barrett Resources Corporation, a Delaware corporation (the "Company"), and (2) the associated preferred stock purchase rights (the "Rights") outstanding under the Rights Agreement, dated as of August 5, 1997, as amended, by and between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agreement"), at $55.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Unless the content otherwise requires, all references to the shares shall be deemed to include the Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

    Unless the Rights are redeemed prior to the Expiration Date (as defined below), holders of shares will be required to tender one Right for each share tendered in order to effect a valid tender of such share. Accordingly, stockholders who sell their Rights separately from their shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of shares prior to the time a holder's shares are purchased pursuant to the Offer, in order for Rights (and the corresponding shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of shares tendered must be delivered to the Depositary (as defined below) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. In any case, a tender of shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three trading days after the date of execution of the Notice of Guaranteed Delivery or (2) three business days after the date Rights Certificates are distributed. A "trading day" is a day on which the New York Stock Exchange is open for business. The Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

    If a stockholder desires to tender shares and Rights pursuant to the Offer and such stockholder's share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or time will not permit all required
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documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender price is $55.00 per share, including the associated Right, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

        2. The Offer is being made for all outstanding shares.

        3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date that number of shares that, together with any shares owned by the Purchaser, Shell or Shell's other direct or indirect subsidiaries, would represent at least a majority of all outstanding shares on a fully diluted basis on the date of purchase, (2) the Company's Board of Directors redeeming the Rights or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and Proposed Merger (as defined in the Offer to Purchase), (3) the acquisition of shares pursuant to the Offer and the Proposed Merger having been approved pursuant to Section 203 of the Delaware General Corporation Law, or the Purchaser being satisfied, in its sole discretion, that the provisions of
    Section 203 are otherwise inapplicable to the acquisition of the shares pursuant to the Offer and the Proposed Merger, (4) the Purchaser being satisfied, in its sole discretion, that the provisions of Article IV of the Company's bylaws are inapplicable to the acquisition of shares pursuant to the offer and the proposed merger and (5) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of shares under the offer having expired or been terminated. Certain other conditions to the Offer are described in Sections 14 and 15 of the Offer to Purchase.

        4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on April 6, 2001, unless the Offer is extended by the Purchaser (such date, as may be so extended, the "Expiration Date").

        5. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any of or all your shares and Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares and Rights, all such shares and Rights will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    In all cases, payment for shares and Rights accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary"), of (1) certificates for (or a timely Book-Entry confirmation (as defined in the Offer to Purchase) with respect to) such shares and Rights,
(2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures described in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for the shares and Rights or Book-Entry Confirmations with respect to the shares and Rights are actually received by the Depositary. THE PURCHASER SHALL NOT HAVE ANY OBLIGATION TO PAY INTEREST ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHT TO EXTEND THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares or Rights in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         BARRETT RESOURCES CORPORATION
                                       AT
                              $55.00 NET PER SHARE
                                       BY
                            SRM ACQUISITION COMPANY,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                               SHELL OIL COMPANY

    The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated March 12, 2001, of SRM Acquisition Company, a Delaware corporation and an indirect wholly owned subsidiary of Shell Oil Company, a Delaware corporation, and the related Letter of Transmittal, relating to (1) shares of common stock, par value $.01 per share of the Company, a Delaware corporation, and (2) unless and until validly redeemed by the Board of Directors of the Company, the related rights (the "Rights") to purchase preferred stock of the Company issued pursuant to the Rights Agreement, dated as of August 5, 1997, as amended, by and between the Company and BankBoston, N.A.

    This will instruct you to tender the number of shares and Rights indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:                                       2001
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Number of Shares and Rights to be Tendered*

                                                     Shares
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                                                    Rights
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                      SIGNATURE(S)

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                  PLEASE PRINT NAME(S)

Address
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                   (INCLUDE ZIP CODE)

Area Code and Telephone No.

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Taxpayer Identification or
Social Security No.
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* Unless otherwise indicated, it will be assumed that all your shares and Rights are to be tendered.

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